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                                                                   Exhibit 24(c)

                                CASE CORPORATION

                               POWER OF ATTORNEY

                  CASE CORPORATION ANNUAL REPORT ON FORM 10-K



     The undersigned, in his capacity as a Director of Case Corporation, does hereby appoint Theodore R. French, Richard S. Brennan and Kevin J. Hallagan, and each of them, severally, his true and lawful attorneys, or attorney, to execute in his name, place and stead, in his capacity as a Director of said Corporation, an Annual Report on Form 10-K for the fiscal year ended December 31, 1998, and any and all amendments to said Annual Report and to the Annual Report on Form 10-K for the fiscal year ended December 31, 1997, and all instruments necessary or incidental in connection therewith, and to file the same with the Securities and Exchange Commission. Each of such attorneys shall have the power to act hereunder with or without the other of such attorneys and shall have full power and authority to do and perform, in the name and on behalf of the undersigned, in any and all capacities, every act whatsoever requisite or necessary to be done in the premises, as fully and to all intents and purposes as the undersigned might or could do in person, the undersigned hereby ratifying and approving the acts of said attorneys and each of them.

     IN TESTIMONY WHEREOF, the undersigned has executed this instrument on this 1st day of March, 1999.



                                                   /s/ JEFFERY T. GRADE
                                                 ----------------------
                                                 Jeffery T. Grade